Exhibit 21.1

Subsidiaries of Neoprobe Corporation:

Subsidiary	Jurisdiction of Incorporation	Percentage Owned by the Company

Cardiosonix Ltd.	Israel	100%

Cira Biosciences, Inc.	Delaware	90%